EXHIBIT 10.3

SECOND AMENDMENT TO ACCOUNT PURCHASE AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”), dated as of March 29, 2012, is entered into by and between DIAMOND STAFFING SERVICES, INC., a Delaware corporation (the “Customer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (together with its participants, successors and assigns, “WFBC”).

RECITALS

A.           The Customer and WFBC are parties to an Account Purchase Agreement, dated as of January 31, 2011 (as amended or otherwise modified from time to time, the “Account Purchase Agreement”).

B.           The Customer has requested that certain amendments be made to the Account Purchase Agreement, which WFBC is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.      Defined Terms.  Capitalized terms used in this Amendment which are defined in the Recitals above shall have the same meanings as defined in such Recitals, unless otherwise defined herein.  Capitalized terms used in this Amendment which are defined in the Account Purchase Agreement shall have the same meanings as defined in the Account Purchase Agreement, unless otherwise defined herein.

2.      Amendments to Account Purchase Agreement.

(a)      Section 2.53 of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“2.53           “WFBC Discount” means, with respect to each Purchased Account and the Related Rights with respect thereto, an amount equal to the lesser of (i) the sum of LIBOR, which interest rate shall change whenever LIBOR changes, plus five and fifty-five one hundredths of one percent (5.55%) per annum, or (ii) the lawful maximum, if any, in effect from time to time for advances to customers of the type, in the amount, for the purposes and otherwise of the kind herein contemplated.  Upon the occurrence and during the continuation of an Event of Termination, with respect to each Purchased Account and the Related Rights with respect thereto, the WFBC Discount shall be equal to the sum of LIBOR, which interest rate shall change whenever LIBOR changes, plus eight and fifty-five one hundredths of one percent (8.55%) per annum, or such lesser amount as WFBC in its sole discretion may determine (but in no event shall such fee be more than the lawful maximum, if any, in effect from time to time for advances of the type, in the amount, for the purposes and otherwise of the kind herein contemplated).  The WFBC Discount shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  WFBC may increase the WFBC Discount if WFBC’s cost of funds increases for any reason.  Such change shall be effective upon the actual change in WFBC’s cost of funds.”

(b)      Section 2.56 of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“2.56           “Aggregate Facility Maximum” means $67,500,000, which amount may be reduced, from to time and at the election of WFBC in its sole discretion if a Participant defaults under its participation arrangement with WFBC or if such participation arrangement is terminated, by an amount determined by WFBC in its sole discretion, which amount shall not exceed the amount of any participating interests in the interests of WFBC hereunder sold by WFBC to a Participant.”

(c)      Section 3.20(e) of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(e)           The Customer will pay on demand to WFBC interest (before and after default and before and after judgment, with interest on overdue interest at the same rate) on all amounts not paid to or deposited when due hereunder (other than amounts due under Section 3.10(b)) at a rate equal to LIBOR, which interest rate shall change whenever LIBOR changes, plus eight and fifty-five one hundredths of one percent (8.55%) per annum calculated daily.”

(d)      Section 6.07(a) of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(a)           as soon as available and in any event within 30 days after the end of each month, year-to-date unaudited financial statements of the Customer and its Subsidiaries including a statement of monthly income and a balance sheet of the Customer and its Subsidiaries, certified by an authorized officer of the Customer and its Subsidiaries, as applicable;”

(e)      Section 6.07(c) of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(c)           within 30 days after the end of each month, the Customer will deliver to WFBC a certificate in form acceptable to WFBC in its reasonable discretion which is signed by an officer of the Customer and shall include:  (i) a compliance certificate regarding the occurrence of an Event of Termination and (ii) a listing by Account Debtor of the outstanding Purchased Accounts of such Account Debtor, as of the last day of such month, determined in accordance with this Agreement and the instructions of WFBC;”

(f)      Article 6 of the Account Purchase Agreement is hereby amended to add a new Section 6.23 to read in its entirety as follows:

“Section 6.23  Financial Projections.  The Customer will provide to WFBC, as soon as available and in any event within 30 days after each fiscal year end commencing with the fiscal year ending September 30, 2012, the Customer’s projected balance sheet, income statement and statement of cash flows for each month of the next fiscal year, certified as accurate by the Customer’s chief financial officer and accompanied by a statement of assumptions and supporting schedules and information, prepared on a consolidated and consolidating basis to include Corporate Resource Services, Inc. and each Subsidiary of Corporate Resource Services, Inc.  If the Customer fails to provide such financial projections to WFBC within 30 days after any fiscal year end commencing with the fiscal year ending September 30, 2012, the Customer shall pay to WFBC, as a full recourse obligation, a fee of $50,000 for each such failure to provide such financial projections; provided, that the payment of such fee shall not waive any Event of Termination caused by the Customer’s failure to provide such financial projections.”

3.      No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Account Purchase Agreement shall remain in full force and effect.

4.      Conditions Precedent.  This Amendment shall be effective when WFBC shall have received an executed original hereof and such other matters as WFBC may require, each in substance and form acceptable to WFBC in its reasonable discretion.

5.      Representations and Warranties.  The Customer hereby represents and warrants to WFBC as follows:

(a)      The Customer has all requisite power and authority to execute and deliver this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by the Customer and constitute the legal, valid and binding obligation of the Customer, enforceable in accordance with its terms.

(b)      The execution, delivery and performance by the Customer of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Customer, or the articles of incorporation or by-laws of the Customer, or (iii) result in a breach of or constitute a default under any agreement, lease or instrument to which the Customer is a party or by which it or its properties may be bound or affected.

(c)      All of the representations and warranties contained in the Account Purchase Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6.      References.  All references in the Account Purchase Agreement to “this Agreement” shall be deemed to refer to the Account Purchase Agreement as amended hereby; and any and all references in any of the Related Documents to the Account Purchase Agreement shall be deemed to refer to the Account Purchase Agreement as amended hereby.

7.      No Waiver.  The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any default or Event of Termination under the Account Purchase Agreement or any other Related Document or other document held by WFBC, whether or not known to WFBC and whether or not existing on the date of this Amendment.

8.      Release.  The Customer and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges WFBC, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Customer or such Guarantor has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9.      Costs and Expenses.  The Customer hereby reaffirms its agreement under the Account Purchase Agreement to pay or reimburse WFBC on demand for all costs and expenses incurred by WFBC in connection with the Account Purchase Agreement and the Related Documents, including without limitation all disbursements and reasonable fees of counsel.  Without limiting the generality of the foregoing, the Customer specifically agrees to pay all disbursements and fees of counsel to WFBC for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  The Customer acknowledges and agrees that WFBC may charge such fees and disbursements to the Collected Reserve Account.

10.      Miscellaneous.  This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Manually executed counterparts of the signature pages of this Amendment and the Acknowledgment and Agreement of Guarantors may be delivered by the parties electronically so long as transmitted pages are reproducible on paper medium upon receipt.  Each party is duly authorized to print any executed signature page so received and attach it to this Amendment and the Acknowledgment and Agreement of Guarantors, whereupon this Amendment and the Acknowledgment and Agreement of Guarantors shall be deemed to have been duly executed and delivered by the transmitting party and the paper copy of this Amendment and the Acknowledgment and Agreement of Guarantors assembled by the recipient with such signature page attached shall be deemed an original for all purposes, absent manifest error or bad faith.  This Amendment and the Acknowledgment and Agreement of Guarantors shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado.  The parties hereby (a) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado, and any appellate court from which any appeals therefrom are available, in connection with any controversy related to this Amendment or the Acknowledgment and Agreement of Guarantors; (b) waive any argument that venue in any such forum is not convenient; (c) agree that any litigation initiated by any party in connection with this Amendment and the Acknowledgment and Agreement of Guarantors may be venued in the state or federal courts located in the City and County of Denver, Colorado; and (d) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.      WAIVER OF JURY TRIAL.  THE CUSTOMER, EACH GUARANTOR AND WFBC HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT OR THE ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Jason M. Cole Name: Jason M. Cole Its: Authorized Signatory	DIAMOND STAFFING SERVICES, INC. By: /s/ Jay H. Schecter Name: Jay H. Schecter Its: Chief Executive Officer

Signature Page to
Second Amendment to Account Purchase Agreement

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

Each of the undersigned, each a guarantor of the debts, obligations and liabilities of Diamond Staffing Services, Inc., a Delaware corporation (the “Customer”) to Wells Fargo Bank, National Association (together with its participants, successors and assigns, “WFBC”), pursuant to (a) a Continuing Guaranty by Robert Cassera in favor of WFBC, dated as of August 27, 2010, (b) an Amended and Restated Continuing Guaranty by Corporate Resource Services, Inc. in favor of WFBC, dated as of November 21, 2011, (c) a Continuing Guaranty by Corporate Resource Development Inc. in favor of WFBC, dated as of August 27, 2010, (d) a Continuing Guaranty by Insurance Overload Services, Inc. in favor of WFBC, dated as of August 27, 2010, and (e) a Continuing Guaranty by TS Staffing Services, Inc. in favor of WFBC, dated as of November 21, 2011 (each of the foregoing as amended or otherwise modified from time to time, a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release by each of the undersigned set forth in the Amendment) and execution thereof; (iii) reaffirms all obligations to WFBC pursuant to the terms of his or its Guaranty; and (iv) acknowledges that WFBC may amend, restate, extend, renew or otherwise modify the Account Purchase Agreement and any debts, obligations, liabilities or agreement of the Customer, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his or its Guaranty for all of the Customer’s present and future debts, obligations and liabilities to WFBC.

/s/ Robert Cassera Robert Cassera	CORPORATE RESOURCE SERVICES, INC. By: /s/ Jay H. Schecter Name: Jay H. Schecter Its: Chief Executive Officer
CORPORATE RESOURCE DEVELOPMENT INC. By: /s/ Jay H. Schecter Name: Jay H. Schecter Its: Chief Executive Officer	INSURANCE OVERLOAD SERVICES, INC. By: /s/ Jay H. Schecter Name: Jay H. Schecter Its: Chief Executive Officer
TS STAFFING SERVICES, INC. By: /s/ Jay H. Schecter Name: Jay H. Schecter Its: Chief Executive Officer

Signature Page to
Acknowledgment and Agreement of Guarantors
Second Amendment to Account Purchase Agreement